UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 22, 2021

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 22, 2021, Genworth Financial, Inc. (“Genworth”) entered into an indemnification agreement with each member of its Board of Director (the “Board”) and each of its Section 16 officers, as determined pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, (“Section 16 Officers”). The agreement, the form of which was approved by the Board on July 22, 2021, provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by members of the Board and Section 16 Officers in various legal proceedings in which they may be involved by reason of their service as directors or officers of Genworth, as permitted under Delaware law and Genworth’s Amended and Restated Certificate of Incorporation. The agreement also outlines procedures for requesting and obtaining the payment of expenses.

The form of agreement is attached as Exhibit 10.1 and incorporated by reference, and the foregoing description is qualified in its entirety by the provisions of the form of agreement.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of Indemnification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: July 26, 2021	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel